UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2011, Health Management Associates, Inc. (the “Company”) and its wholly-owned subsidiary Knoxville HMA Holdings, LLC (“Knoxville HMA”) executed an Asset Purchase Agreement (the “Agreement”) with Catholic Health Partners, Inc. (“CHP”) and its subsidiary Mercy Health Partners, Inc. (“Mercy”) pursuant to which Knoxville HMA will acquire substantially all of the assets of seven hospitals in the Knoxville, Tennessee region owned by Mercy (the “Acquisition”). The assets being acquired pursuant to the Agreement consist of an aggregate of 1,323 licensed beds and include the following:

•	Mercy Medical Center St. Mary’s, Knoxville, Tennessee (401 licensed beds);

•	Mercy Medical Center North, Powell, Tennessee (108 licensed beds);

•	St. Mary’s Jefferson Memorial Hospital, Jefferson City, Tennessee (58 licensed beds);

•	St. Mary’s Medical Center of Campbell County, LaFollette, Tennessee (66 licensed beds);

•	St. Mary’s Medical Center of Scott County, Oneida, Tennessee (25 licensed beds);

•	Mercy Medical Center West, Knoxville, Tennessee (101 licensed beds); and

•	Baptist Hospital of Cocke County, Newport, Tennessee (74 licensed beds).

Pursuant to the Agreement, Knoxville HMA will also acquire substantially all of Mercy’s ancillary health care operations (which are licensed to operate 197 beds) located in the Knoxville, Tennessee region associated with the operations of the above hospitals, as well as the former Riverside hospital campus (which is licensed to operate 293 beds).

The Company expects that the Acquisition will close on or before October 1, 2011. The aggregate consideration to be paid by Knoxville HMA in connection with the Acquisition is $525 million, plus certain adjustments for working capital, and the assumption of certain long-term lease liabilities. The Agreement contains customary representations, warranties, covenants and indemnification rights, and each of CHP and the Company have agreed to guarantee the obligations of their respective subsidiaries contained in the Agreement. In addition, Knoxville HMA will make maintenance and capital expenditures at the hospitals being acquired. Knoxville HMA has also generally agreed to make offers of employment to retain the current employees of the hospitals and other facilities being acquired. The consummation of the transactions contemplated by the Agreement is subject to governmental approvals, assignment of certain leases and other agreements as well as Canonical approvals.

The above summary of the terms of the Agreement is qualified in its entirety by reference to the actual text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: July 1, 2011	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller